UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant ☒ Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement.

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)).

☐	Definitive Proxy Statement.

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-12

Monroe Capital Corporation

(Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount previously paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

Shareholder Services

Shareholder Name Address 1 Address 2 Address 3 Address 4

Dear Shareholder:

We have tried unsuccessfully to contact you regarding the Annual Meeting of Stockholders to vote on very important matters pertaining to your investment in Monroe Capital Corporation. The meeting initially scheduled for Wednesday, June 22nd has been adjourned to Thursday, July 14th to allow more shareholders to vote.

These matters relate to important operating initiatives for the Corporation which require your response.

It is very important that we speak to you regarding these matters. The call will only take a few moments of your time and there is no confidential information required.

Please contact Monroe Capital Corporation at 1-800-441-2738 Extension 10746 between the hours of 9:00 a.m. and 10:00 p.m. Eastern time, Monday through Friday. At the time of the call please reference the number listed below.

Thank you in advance for your assistance.

Sincerely,

Theodore L. Koenig

Chairman & Chief Executive Officer

Monroe Capital Corporation

REFERENCE NUMBER:  123456789

MONROE CAPITAL CORPORATION

311 South Wacker Drive, Suite 6400

Chicago, Illinois 60606